Exhibit (c)(iii)

CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Project Celtic Discussion Materials 13 May 2009 Morgan Stanley

PROJECT CELTIC CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Table of Contents Section 1  Situation Overview Section 2 Preliminary Valuation Perspectives Section 3 Review of Alternatives Tab A Preserve Existing Structure Tab B Buy In Public Minority
Tab C Exit / Sell Celtic Appendix A Supplemental Materials Appendix B Celtic Executive Compensation Review Morgan Stanley

PROJECT CELTIC CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Section 1 Situation Overview Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

SITUATION OVERVIEW

Overview of Celtic

Business Overview

- US based carrier of international voice traffic, founded in 1996
  - Acquired KPN Global Carrier Services in October 2007 and KPN became majority shareholder of combined company
- Network spans more than 100 countries and delivers ~2Bn minutes of international call termination every month
  - Network operations centers on three continents
- Operations primarily consist of a wholesale trading business, which connects buyers and sellers of international telecommunications services, and calling cards
- Customers include KPN and subsidiaries, AT&T, Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica and Yahoo

Source Celtic Filings, Celtic Website, Wall Street Research

Historical Financials

($MM, except where noted)

	Pro Forma 2007A	2008A	1Q 2009A
Revenue	$1,390.6	$1,323.6	$255.5
% Growth [1]		*(4.8%)*	*(21.4%)*
Gross Profit	$142.3	$136.3	$31.0
% Margin	*10.2%*	*10.3%*	*12.1%*
Adjusted EBITDA [2][3]	$49.7	$39.8	$9.1
% Margin	*3.6%*	*3.0%*	*3.6%*
Net Income [3]	$3.9	($16.3)	($1.7)
% Margin	*0.3%*	*(1.2%)*	*(0.7%)*

Source Celtic Investor Presentation May 2009 (Publicly Available), Celtic Filings

Corporate Timeline

- Founded in 1996, headquartered in Burlington, MA
- IPO priced November 10, 1999 at $16 per share
- Purchased PriceInteractive for approximately $100MM in 2001
- Conducted private placement of $31.5MM in 2004 to increase working capital and reduce debt
- Announced transaction in June 2006 with KPN in which KPN acquired majority stake in Celtic and Celtic acquired KPN Global Carrier Services (closed October 2007)
- Acquisition of certain assets of TDC for approximately $11MM closed April 2008

Source Celtic Website, Capital IQ, Press Releases

Business Mix

2008A

(%)


By Product
Retail
7%
Outsourcing
18%
Trading
75%


By Geography
Asia Pacific
8%
North America
2%
Middle East & Africa
19%
Europe
43%
Latin America
28%

Source Celtic 10K (12/31/08)

Notes
1. 1Q 2009A revenue growth is quarter-over-quarter (1Q 2009 vs. 1Q 2008)
2. Celtic Management exclude the following expenses in calculating Adjusted EBITDA: stock-based compensation, merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, and purchase accounting adjustments; however, Adjusted EBITDA above includes stock-based compensation as an expense
3. Excludes goodwill impairments (tax expense has not been adjusted in 2008)

Morgan Stanley

4

PROJECT CELTIC CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Review of Multinational Carrier Market 2007 Traffic Volume Traffic Volume Carried by Selected Multinational Carriers –Minutes (Bn) Verizon Celtic Tata DT Telecom Italia Orange IDT Belgacom BT Sprint C&W Telmex Other Source Celtic Investor Presentation May 2009 (Publicly Available) TeleGeography Morgan Stanley

PROJECT CELTIC CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Review of Celtic Operating Performance Key Performance Metrics Since 2007 (1) Minutes of Use (MM) 7,000 5,600 4,200 2,800 1,400 0 425 587 4,541 1Q 2007 467 640 4,749 2Q 2007 512 738 4,972 3Q 2007 500 622 4,888 4Q2007 510 523 4,776, 1Q 2008  4.6% 698 543 4,940 2Q 2008 5.5% 713 677 4,456 3Q 2008 (6.0%) 658 614 4,419 4Q 2008 (5.3%) 641 571 3,925 1Q 2009  (11.6%) Total YoY Growth: Average Revenue Per Minute (ARPM) ($) 12.00 10.00 8.00 6.00 4.00 2.00 0.00 1Q 2007 5.66 4.34 9.99 5.85 2Q 2007 5.69 4.35 10.64 5.94 3Q 2007 5.68 4.34 10.37 5.91 4Q 2007 5.59 4.05 10.39 5.83 1Q 2008 (4.4%) 5.32 3.93 9.85 5.59 2Q 2008 (1.7%) 5.51 3.84 9.72 5.84 3Q 2008 (2.2%) 5.34 4.35 9.89 5.78  4Q 2008 5.00 4.18 8.12 5.27 (9.6%) 1Q 2009 (11.1%) 4.67 4.24 7.48 4.97 YoY ARPM Growth: Revenue (MM) 375 300 225 150 75 0 1Q 2007 257 26 43 2Q 2007 270 28 50 3Q 2007 282 32 53 4Q 2007 274 25 52 1Q 2008 254 21 50 0.0% 2Q 2008 272 21 68 3.8% 3Q 2008 238 29 71 (8.0%) 4Q 2008 221 26 53 (14.5%) 1Q 2009 183 24 48 (21.4%) Trading Retail Outsourced Total Note 1 Celtic Investor Presentation May 2009 (Publicly Available) Key performance metrics have deteriorated during last several quarters driven by price and volume declines Growth Trend 2Q 2008 to 1Q 2009 % Growth Minutes of Use Trading (20.5%) Retail 5.2% Outsourced (8.2%) Total (16.9%) ARPM Trading (15.2%) Retail 10.4% Outsourced (23.0%) Total (14.9%) Revenue Trading (32.7%) Retail15.8% Outsourced (29.2%) Total (29.2%) First quarter that reflects TDC acquisition Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

SITUATION OVERVIEW

Review of Celtic Operating Performance (cont'd)

Summary Financials Since 2007

- Celtic completed its acquisition of TDC's non-Nordic international wholesale voice business for ~$11MM in cash on 4/1/08
  - Management estimates the acquisition added ~$80MM of annual revenue
  - Jefferies Research estimates an EBITDA margin of ~3.0%
  - TDC results included from 2Q 2008 onwards
    - Prior periods are not pro forma for the acquisition

Celtic Summary Financials [1]

	Pro Forma 1Q 2007	Pro Forma 2Q 2007	Pro Forma 3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008	1Q 2009
Revenue	$324.8	$347.7	$367.5	$350.6	$324.9	$360.8	$338.0	$299.8	$255.5
% Growth (YoY)					*0.0%*	*3.8%*	*(8.0%)*	*(14.5%)*	*(21.4%)*
Gross Profit	32.2	36.9	33.9	39.3	35.4	37.5	32.4	31.0	31.0
% Revenue	*9.9%*	*10.6%*	*9.2%*	*11.2%*	*10.9%*	*10.4%*	*9.6%*	*10.3%*	*12.1%*
% Growth (YoY)					*9.9%*	*1.6%*	*(4.4%)*	*(21.1%)*	*(12.4%)*
Adjusted EBITDA [2][3]	12.2	14.0	9.6	13.9	10.6	12.0	9.7	7.5	9.1
% Revenue	*3.8%*	*4.0%*	*2.6%*	*4.0%*	*3.3%*	*3.3%*	*2.9%*	*2.5%*	*3.6%*
% Growth (YoY)					*(13.1%)*	*(14.3%)*	*1.0%*	*(46.0%)*	*(14.2%)*
Operating Profit [3]	3.5	6.1	1.4	0.3	1.7	3.5	1.2	(0.3)	0.6
% Revenue	*1.1%*	*1.8%*	*0.4%*	*0.1%*	*0.5%*	*1.0%*	*0.4%*	*(0.1%)*	*0.2%*
% Growth (YoY)					*(51.4%)*	*(42.6%)*	*(14.3%)*	*NM*	*(64.7%)*
Net Income [3]	$1.5	$3.7	$0.7	($2.0)	($2.1)	$0.0	$3.3	($17.5)	($1.7)
% Revenue	*0.5%*	*1.1%*	*0.2%*	*(0.6%)*	*(0.6%)*	*0.0%*	*1.0%*	*(5.8%)*	*(0.7%)*
% Growth (YoY)					*NM*	*(100.0%)*	*371.4%*	*NM*	*NM*

Source: Celtic Investor Presentation May 2009 (Publicly Available)

Notes
1. 1Q 2007 to 3Q 2007 reflect the pro forma combined results of Celtic and KGCS (as per May 2009 Celtic Investor Presentation)
2. Celtic Management exclude the following expenses in calculating Adjusted EBITDA: stock-based compensation, merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, and purchase accounting adjustments; however, Adjusted EBITDA above includes stock-based compensation as an expense
3. Excludes goodwill impairments (tax expense has not been adjusted in 2008)

Morgan Stanley

7

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Declines in analyst estimates since early / mid 2008 have followed the trends in Celtic’s underlying business Situation Overview Evolution of Celtic Analyst Estimates Based on Jefferies Research (1) 2008 Revenue Estimates ($MM) 1,750, 1,500, 1250, 1,000 1,388 1,421  1,362 1,324 (4.7%) Date of Report 4/29/08 7/23/08 10/22/08 2/6/09 2009 Revenue Estimates ($MM) 1,750, 1,500, 1250, 1,000 1,535 1,578 1,400 1,257 (18.1%) Date of Report 4/29/08 7/23/08 10/22/08 2/6/09 2010 Revenue Estimates ($MM) 1,750, 1,500, 1250, 1,000 1,674 1,721 1,411 1,275  (23.8%) Date of Report 4/29/08 7/23/08 10/22/08 2/6/09 2008 EBITDA Estimates (2) ($MM) 0 25 50 75 52 50 42 40 (23.6%) Date of Report 4/29/08 7/23/08 10/22/08 2/6/09 2009 EBITDA Estimates (2) ($MM) 0 25 50 75 64 62 45 35 (45.3%) Date of Report 4/29/08 7/23/08 10/23/08 2/6/09 2010 EBITDA Estimates (2) ($MM) 0 25 50 75 70 68 46 38 (45.9%) Date of Report 4/29/08 7/23/08 10/22/08 2/6/09 Source Jefferies Research Notes 1.  Percentages represent change between 2/6/09 vs. 4/29/08 estimates 2.  EBITDA post stock-based compensation expense Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Comparable benchmarking challenging given the lack of public disclosure on the business segments relevant to Celtic 2008A -2011E CAGRs Revenue EBITDA Celtic (0.9%) (1.2%) IDT NA NA Vonage 0.4% 33.6% Level 3 (3.5%) 3.7% Global Crossing 2.4% 17.2% SITUATION OVERVIEW Benchmarking Analysis Revenue Growth 2007A –2011E (%) 40.0 20.0 0.0 (20.0) 7.2 (8.4) 36.3 (5.5) 7.5 (4.8) (5.3) 8.7 0.7 9.5 (5.0) (2.6) (1.4) (10.6) (1.3) 1.5 NA 0.8 (1.0) 4.2 1.1 NA 1.8 1.8 4.4 2007A 2008A 2009E 2010E 2011E EBITDA Margin(1) 2007A –2011E (%) 30.0 25.0 20.0 15.0 10.0 5.0 0.0 (5.0) (10.0) 3.6 (3.3) (6.5) 17.1 4.2 3.0 (3.3) 4.7 21.2 10.5 2.8 (1.2) 9.4 24.2 13.0 3.0 NA 9.5 25.4 14.6 3.0 NA 11.1 26.2 15.8 2007A 2008A 2009E 2010E 2011E LFCF Margin (2) 2007A 2011E (%) 10.0 5.0 0.0 (5.0) (10.0) (15.0) (20.0) NA (7.6) (14.0) (9.4) (10.6) 1.3 (5.8) (4.1) (0.8) 0.4 1.1 (1.7) 0.0 1.2 1.9 1.1 NA 0.1 2.3 1.3 0.7 NA 2.0 2.6 2.4 2007A 2008A 2009E 2010E 2011E Celtic(3) IDT Vonage Level 3 Global Crossing(4) Source Public Filings (2008A), Wall Street Research (2009E 2012E) Notes 1. EBITDA (includes stock-based compensation expense); Vonage stock-based compensation estimated holding 2008 expense as a percent of revenue constant 2. LFCF defined as Cash Flow from Operations – Capex; IDT LFCF defined as EBITDA (less non-cash compensation) less cash interest expense, capex, minority interests, and tax expense in the projected period 3. Celtic projected LFCF based on latest report published by Jefferies and assumes $22MM of debt each year at a floating rate of LIBOR + 275bps and an interest rate on cash balances of 1.0%. Pro Forma LFCF from 2007 not available 4. Revenue growth in 2008A based on pro forma 2007 revenue for the acquisition of Impsat as disclosed in Global Crossing’s 2008 10K Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Beat Consensus EPS Estimate Met Consensus EPS Estimate Missed Consensus EPS Estimate Current Valuation  ($MM, except where noted) Share Price (1)$1.18 % Disc. to LTM High(73.4%) % Prem. to LTM Low131.4% FDSO71.2 Equity Value$84.0 Plus: Debt22.0 Less: Cash (48.6) Aggregate Value $57.5 SITUATION OVERVIEW Celtic Share Price Evolution Since Announcement of KPN Transaction Celtic Closing Share Price Price ($) Volume (MM) $15 $12 $9 $6 $3 $0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0 Volume Price 21-Jun-06 Celtic announces KPN transaction 10-Nov-06 Celtic announces delay in 10Q filing 18-Dec-06 Celtic extends close date of KPN transaction from 31-Dec-06 to 30-Apr-07 23-Mar-07 Celtic announces delay in 2006 10K filing 27-Apr-07 Celtic extends close date of KPN transaction from 30-Apr-07 to 31-Oct-07 3-May-07 Celtic announces delay in 1Q 2007 10Q filing and only details selected results 1-Oct-07 Celtic completes KPN transaction 14-Jan-08 Celtic announces TDC transaction 1-Apr-08 Celtic completes TDC transaction Jun-06 Dec-06 May-07 Nov-07 May-08 Oct-08 May-09 Source FactSet Note1.As of 5/11/09 Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Price Performance Overview L2Y LTM L6M L3M Celtic (88.2%) (62.9%) (45.9%) 43.9% Level 3 (79.2%) (63.3%) 30.7% 35.3% Global Crossing (62.7%) (52.3%) (0.7%) 46.9% Vonage (86.1%) (74.1%) (44.8%) 23.1% IDT (1) (94.6%) (82.4%) (11.1%) 65.8% S&P 500 (39.6%) (35.2%) 1.1% 9.1% SITUATION OVERVIEW Relative Share Price Performance Since Announcement of KPN Transaction Indexed Share Price 0 25 50 75 100 125 150 175  21-Jun-06 13-Oct-06 6-Feb-07 31-May-07 24-Sep-07 16-Jan-08 9-May-08 2-Sep-08 25-Dec-08 11-May-09 IDT: (96%) VG: (95%) Celtic: (87%) LVLT: (72%) GLBC: (56%) S&P: (27%) Celtic Level 3 Global Crossing Vonage IDT(1) S&P 500 Source FactSet Note1. Denotes price performance for Class B shares Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic SITUATION OVERVIEW Price / Volume Distribution Analysis Historical Price / Volume Distribution (1) $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $10.75 $8.67 $10.65 $4.90 $5.70 $3.54 $4.26 $3.05  $4.32 $3.06 $3.49 $1.20 $1.64 $0.54 $1.25 $0.70  Current Stock Price: $1.18 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 2Q 2009TD Volume Traded (MMs):12.1 14.6 8.9 9.7 6.9 6.1 4.3 2.1  Source FactSet, Thomson Financial Group <25% 25%-50% 50%-75% 75%-100% Total Volume as % of Public Float: (2) 48% 58% 35% 39% 28% 24% 17% 8% Notes 1. As of 5/11/09 2. Public float per Thomson Financial Group of 25.5 million shares; excludes shares held by KPN and various insiders Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Top institutional shareholders of Celtic have been long-term holders and have strong value orientation SITUATION OVERVIEW Top 30 Current Active Institutional Investors (1) Institutional Investor Equity Assets ($Bn) Style City Value of Holdings ($MM)% TSO % TSO Excl. KPN Illustrative Cost Per Share Position In Shares (000s)4Q 2008 3Q 2008 2Q 2008 1Q 2008 4Q 2007 3Q 2007 2Q 2007 1Q 2007 KPN NV (Koninklijke) 0.2 Other The Hague 56.6 56.3 N/M N/A 40,121.1 40,121.1 40,121.1 40,121.1 40,121.1 Millennium Management, L.L.C. 6.5 Core Value New York 3.9 3.8 8.8 $6.17 2,737.0 2,493.9 2,996.2 2,943.7 2,391.8 1,772.7 1,522.3 1,319.5 Lampe, Conway & Co., LLC 0.1 Hedge Fund New York 3.0 3.0 6.8 $6.98 2,106.8 2,371.2 2,389.4 2,068.8 2,026.7 1,927.4 1,475.4 2,748.3 GMT Capital Corp.2.0 GARP Atlanta 2.3 2.3 5.2 $7.24 1,606.4 2,317.2 3,009.7 2,782.3 2,499.5 2,102.4 1,522.3 1,522.3 Paradigm Capital Management, Inc.1.2 Core Value Albany 1.8 1.8 4.0 $3.97 1,252.1 1,266.2 1,292.2 1,276.8 1,266.3 1,336.7 1,514.1 1,535.6 Dimensional Fund Advisors, LP 69.1 Deep Value Santa Monica 1.4 1.4 3.1 $5.54 979.2 943.8 784.8 809.5 786.1 715.7 713.8 664.9 Bruce & Company, Inc. 0.1 Deep Value Chicago 1.2 1.2 2.7 N/A 840.6 840.6 840.6 840.6 840.6 840.6 927.5 930.5 Renaissance Technologies Corp. 27.6 Hedge Fund New York 0.9 0.9 2.0 $10.00 628.3 672.5 749.9 849.4 934.3 942.9 773.6 409.0 New Generation Advisors, Inc. 0.1 Deep Value Boston 0.5 0.5 1.1 N/A 333.1 334.0 334.0 334.0 334.0 404.5 404.5 404.5 TIAA-CREF 111.2 GARP New York 0.3 0.3 0.7 $10.03 219.6 218.1 216.2 227.1 285.6 273.3 234.3 State Teachers Retirement System of Ohio 18.4Core Value Columbus 0.3 0.3 0.7 $3.49 209.2 43.7 43.8 14.3 14.7 32.5 Spark, L.P. 0.3 Growth New York 0.3 0.3 0.6 $6.16 181.6 155.9 138.0 42.6 117.3 19.9 181.0 111.5 LSV Asset Management 25.8 Deep Value Chicago 0.2 0.2 0.4 $3.65 127.4 171.0 Goldman Sachs Asset Management (US) 73.6 Core Growth New York 0.1 0.1 0.3 $2.81 97.4 - - 0.0 13.8 13.7 PNC Wealth Management 21.9 Core Growth Philadelphia 0.1 0.1 0.3 $2.56 95.5 25.5 25.5 25.5 Schroder Investment Management Ltd. (SIM) 48.7 Core Growth London 0.1 0.1 0.3 $3.58 85.2 85.2 74.6 Alliance Bernstein L.P. 192.5 Core Growth New York 0.1 0.1 0.3 $1.84 84.2 Ohio Public Employees Retirement System 19.2 GARP Columbus 0.1 0.1 0.2 $7.39 68.2 68.2 42.6 38.4 38.4 38.4 35.5 Northern Trust Global Investments 42.2 Core Growth Chicago0.1 0.1 0.2 $5.74 51.6 54.1 36.2 36.7 34.8 36.0 35.3 30.2 D. E. Shaw & Co., L.P. 18.0 Hedge Fund New York 0.1 0.1 0.1 $6.06 45.1 64.7 17.8 12.5 27.0 32.5 13.5 Bainco International Investors, LLC 0.2 Growth Wellesley0.1 0.1 0.1 $1.84 43.3 T. Rowe Price Associates, Inc.169.9 GARP Baltimore 0.1 0.1 0.1 N/A 40.0 40.0 103.3 103.3 103.3 103.3 103.3 103.3 BlackRock Investment Management, LLC 57.0 Deep Value Plainsboro 0.1 0.1 0.1 $9.92 35.9 35.9 35.9 48.3 46.2 43.6 43.4 0.2 JMG Capital Management, LLC0.3 Hedge Fund Los Angeles0.0 0.0 0.1 $1.84 31.8 General Motors Asset Management 2.8 Growth New York 0.0 0.0 0.1 $1.84 29.8 Numeric Investors LLC 7.0 Core Value Boston 0.0 0.0 0.1 $9.82 28.8 40.7 40.7 472.2 903.0 865.2 639.0 280.4 AIG Investments 13.4 GARP New York 0.0 0.0 0.1 $10.18 25.1 28.5 28.5 28.5 30.0 28.9 27.6 New York Life Investment Management, LLC 9.8 Core Growth New York 0.0 0.0 0.1 $3.42 24.6 - - 0.1 4.7 6.2 SGAM Alternative Investments S.A. 3.8 Hedge Fund Courbevoie 0.0 0.0 0.1 $6.73 22.7 22.7 22.7 22.7 22.7 MFC Global Investment Management 18.2 GARP Toronto 0.0 0.0 0.1 $7.74 21.7 17.9 17.9 15.1 14.0 14.4 14.2 Total 73.6 73.2 38.7 52,173.3 52,432.5 53,361.6 53,113.3 52,855.8 11,518.3 10,212.9 10,060.2 Volume Weighted Average Price by Quarter $1.84 $3.65 $3.57 $4.56 $6.73 $9.67 $10.37 $9.61 Source Thomson Ownership, FactSet Buyer in the Period Seller in the Period Notes 1.As of 4Q 2008, excludes index funds and broker-dealers 2.KPN ownership timing (4Q 2007) based on transaction close as of 10/1/07 Celtic Shareholder Analysis Morgan Stanle

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Top Buyers and Sellers of Celtic Stock SITUATION OVERVIEW Top 10 Institutional Sellers (Last 4 Quarters) (1) Institutional Investor Equity Assets ($Bn) Style Current Position ($MM) % of TSO Change (000s Shares) Position Shares (000s) 4Q 2008 3Q 2008 2Q 2008 1Q 2008 4Q 2007 Millennium Management, L.L.C. 6.5 Core Value 3.9 3.8 345.2 2,737.0 2,493.9 2,996.2 2,943.7 2,391.8 State Teachers Retirement System of Ohio 18.4 Core Value 0.3 0.3 194.5 209.2 43.7 43.8 14.3 14.7 Dimensional Fund Advisors, LP 69.1 Deep Value 1.4 1.4 193.1 979.2 943.8 784.8 809.5 786.1 LSV Asset Management 25.8 Deep Value 0.2 0.2 127.4 127.4 171.0 PNC Wealth Management 21.9 Core Growth 0.1 0.1 95.5 95.5 25.5 25.5 25.5 – Schroder Investment Management Ltd. (SIM) 48.7 Core Growth 0.1 0.1 85.2 85.2 85.2 74.6 AllianceBernstein L.P. 192.5 Core Growth 0.1 0.1 84.2 84.2 - Goldman Sachs Asset Management (US) 73.6 Core Growth 0.1 0.1 83.6 97.4 0.0 13.8 Lampe, Conway & Co., LLC 0.1 Hedge Fund 3.0 3.0 80.0 2,106.8 2,371.2 2,389.4 2,068.8 2,026.7 Spark, L.P. 0.3 Growth 0.3 0.3 64.3181.6 155.9 138.0 42.6 117.3 Total 9.5 9.4 1,353.0 6,703.4 6,290.2 6,452.3 5,904.4 5,350.4 Volume Weighted Average Price by Quarter $1.84 $3.65 $3.57 $4.56 $6.73 Top 10 Institutional Sellers (Last 4 Quarters) (1) Institutional Investor Equity Assets ($Bn) Style Current Position ($MM) % of TSO Change (000s Shares) Position Shares (000s) 4Q 2008 3Q 2008 2Q 2008 1Q 2008 4Q 2007 GMT Capital Corp.2.0 GARP 2.3 2.3 (893.1) 1,606.4 2,317.2 3,009.7 2,782.3 2,499.5 Numeric Investors LLC 7.0 Core Value 0.0 0.0 (874.2) 28.8 40.7 40.7 472.2 903.0 Sterling Johnston Capital Management, L.P. 0.5 Aggres. Gr. 0.0 0.0 (500.3) 314.9 500.3 Citadel Investment Group, L.L.C. 4.4 Hedge Fund 0.0 0.0 (317.2) - 66.7 185.1 136.7 317.2 Renaissance Technologies Corp. 27.6 Hedge Fund 0.9 0.9 (306.0) 628.3 672.5 749.9 849.4 934.3 O'Shaughnessy Asset Management, LLC 4.4 GARP 0.0 0.0 (266.2) 0.2 0.1 0.7 19.4 266.4 Zebra Capital Management, L.L.C.0.2 Hedge Fund 0.0 0.0 (147.7) - 4.4 67.7 129.0 147.7 Highbridge Capital Management, LLC 4.0 Hedge Fund 0.0 0.0 (144.9) 88.0 144.9 Wellington Management Company, LLP 205.8 Core Value 0.0 0.0 (134.6) 15.9 134.6 AXA Rosenberg Investment Management LLC 25.3 Core Value 0.0 0.0 (114.6) - 28.8 37.9 131.2 114.6 Total 3.2 3.2 (3,698.9) 2,263.6 3,130.4 4,091.7 4,939.1 5,962.5 Volume Weighted Average Price by Quarter $1.84 $3.65 $3.57 $4.56 $6.73 Source Thomson Ownership, FactSet Seller in the Period Buyer in the Period Note 1. As of 4Q 2008, excludes index funds and broker-dealers Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Section 2 Preliminary Valuation Perspectives Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic Projected CAGRs Preliminary Alt. Scenario Jefferies Scenario (1) 2008A - 2014E Revenue (3.2%) 0.1% EBITDA (4.4%) (0.6%) LFCF (3.6%) (16.4%) 2009E - 2014E Revenue 1.4% 1.1% EBITDA (4.8%) 1.8% LFCF (10.5%) (15.5%)  LFCF Bridge ($MM, except where noted) Preliminary Alt. Scenario Jefferies Scenario (1) 2009E EBITDA (post comp) $39 $35 Less: Capex (15) (15) Less: Net Interest Expense (0) (1) Less: Cash Taxes (1) (6) Less: Change in WC (1) (3) Plus: Stock-Based Comp. 3 3 LFCF $24 $14 2014E EBITDA (post comp) $30 $38 Less: Capex (16) (28) Less: Net Interest Expense (0) (1) Less: Cash Taxes (3) (6) Less: Change in WC (1) (2) Plus: Stock-Based Comp. 4 4 LFCF $14 $6  PRELIMINARY VALUATION PERSPECTIVES Review of Illustrative Financial Scenarios 2009E –2014E Revenue ($MM) 0 300 600 900 1,200 1,500 1,016 1,257 1,023 1,275 1,037 1,289 1,054 1,304 1,071 1,316 1,089 1,329 2009E 2010E 2011E 2012E 2013E 2014E % Growth (23.3%) / (5.0%) 0.8% / 1.5% 1.4% / 1.1% 1.6% / 1.1% 1.6% / 1.0% 1.7% / 0.9% EBITDA (2)  ($MM) 0 10 20 30 40 50 39 35 35 38 34 38 32 38 30 38 30 38 2009E 2010E 2011E 2012E 2013E 2014E % Margin 3.8% / 2.8% 3.4% / 3.0% 3.3% / 3.0% 3.0% / 3.0% 2.8% / 2.9% 2.8% / 2.9% LFCF (3) ($MM) 0 5 10 15 20 25 24 14 21 15 19 10 17 10 14 6 14 6 2009E 2010E 2011E 2012E 2013E 2014E Preliminary Alternative Scenario Jefferies Scenario (1) % Margin 2.3% / 1.1% 2.0% / 1.1% 1.9% / 0.7% 1.6% / 0.8% 1.3% / 0.5% 1.3% / 0.4%  Notes 1. Based on projections published by Jefferies on 2/6/09, which was the last report published before analyst discontinued coverage 2. EBITDA post stock-based compensation expense 3. LFCF defined as Cash Flow from Operations – Capex; Both scenarios assume a constant $22MM of debt outstanding each year at a floating rate of LIBOR + 275bps and an interest rate on cash balances of 1.0% Morgan Stanley

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic Historical Celtic Multiples AV / EBITDA LTM NTM EV / LFCF (3) LTM NTM Current 1.5x 1.6x 3.3x 6.0x 3 Month Avg. 0.7x 0.8x 3.1x 4.2x 6 Month Avg. 1.1x 1.2x NA 4.2x Since 9/15/08 (4) 1.6x 1.6x NA 5.4x One Year Avg. 2.8x 2.4x NA NM Since 2/5/08 Avg. 3.3x 2.8x NA NM Max 7.6x 6.1x 4.0x 18.3x Min 0.2x 0.3x 2.3x 2.6x PRELIMINARY VALUATION PERSPECTIVES Historical Celtic Trading Multiples Since Q4 2007 Earnings Release, 2/4/08 AV / LTM & NTM EBITDA (1) ($MM, except where noted)(x) 0.0 2.0 4.0 6.0 8.0 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/11/09 AV / LTM EBITDA AV / NTM EBITDA  EV / LTM & NTM LFCF (1)(2) ($MM, except where noted)(x) 0.0 4.0 8.0 12.0 16.0 20.0 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/11/09 EV / LTM LFCF EV / NTM LFCF NTM LFCF Multiple Not Meaningful Source FactSet, Celtic Filings, Wall Street Research Notes 1. EBITDA post stock-based compensation 2. Historical LTM LFCF only available for LTM periods ending 12/31/08 and 3/31/09 3. Pro Forma 2007 LFCF not available 4. Date of Lehman Brothers bankruptcy

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic Capitalization Overview ($MM, except where noted) Price Eq. Value Adj. AV (1) Level 3 $1.15 $1,891 $6,585 Global Crossing 8.55 524 1,276 Vonage 0.48 75 245 IDT (Class B)1.84 43 21 Celtic 1.18 84 57 PRELIMINARY VALUATION PERSPECTIVES Current Relative Valuation Analysis As of 5/11/09 AV / 2008A EBITDA  (1)(2) (x) 0.0 2.0 4.0 6.0 8.0 10.0 7.2 5.8 4.7 1.4 NM  Level 3 Vonage Global Crossing Celtic IDT  AV / 2009E EBITDA (1)(2)(x) 7.1 3.8 3.0 1.6 NM 0.0 2.0 4.0 6.0 8.0 10.0 Level 3 Global Crossing Vonage Celtic IDT EV 2008A LFCF (2)(3) (x) 50.0 40.0 30.0 20.0 10.0 0.0 46.2 4.9 NM NM Global Crossing Celtic Level 3 Vonage IDT EV 2009E LFCF (2)(4) (x) 50.0 40.0 30.0 20.0 10.0 0.0 41.6 10.5 6.2 NM NM Level 3 Global Crossing Celtic Vonage IDT Source Public Filings, Wall Street Research, Bloomberg Notes 1. Level 3 and Global Crossing AV based on market value of debt, Vonage debt does not trade 2. IDT multiples not meaningful because of negative EBITDA and LFCF 3. 2008A LFCF negative for Level 3 and Vonage 4. Wall Street Research projects $0MM LFCF for Vonage in 2009E

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic Historical Multiples EBITDALFCFLTMNTMLTMNTM Current 1.5x 1.6x 3.3x 6.0x 3 Month Avg.0.7x 0.8x 3.1x 4.2x 6 Month Avg.1.1x 1.2x NA 4.2x Since 9/15/08 1.6x 1.6x NA 5.4x One Year Avg. 2.8x 2.4x NA NM  PRELIMINARY VALUATION PERSPECTIVES Illustrative Implied Share Price Analysis Based on Historical Celtic Trading Multiples Illustrative Implied Share Price Analysis ($MM, except where noted) Celtic Multiple Reference Range Actual LTM EBITDA Assumed NTM EBITDA (1) Actual LTM LFCF (2) Assumed NTM LFCF (1) Statistic $38.3 $30.0 $35.0 $40.0 $25.3 $10.0 $15.0 $20.0 Current $1.18 $1.04 $1.15 $1.27 $1.18 $0.84 $1.27 $1.69 3 Month Avg. $0.77 $0.72 $0.77 $0.83 $1.11 $0.59 $0.88 $1.17 6 Month Avg.$0.99$0.88$0.97$1.05NA$0.58$0.88$1.17 Since 9/15/08$1.26$1.03$1.14$1.25NA$0.76$1.14$1.53 One Year Avg.$1.87$1.39$1.56$1.73NANMNMNM Notes 1. Assumes 71.2MM shares outstanding, $22.0MM debt and $48.6MM cash as of 3/31/09 2. Historical LTM LFCF only available for LTM periods ending 12/31/08 and 3/31/09

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic PRELIMINARY VALUATION PERSPECTIVES Illustrative DCF Analysis  Analysis assumes the following: Stock based compensation treated as a cash expense D&A: ~2.5% of revenue (equal to capex for terminal value) Capex: ~1.5% of revenue Investment in working capital: ~0.2% of revenue Terminal value reflects normalized tax rate of 30.0%  2014E EBITDA ($MM, except where noted)  2009E - 2014E 2008A - 2014E Rev. CAGR EBITDA Margin (4.0%) (2.0%) 0.0% 2.0% 2.5% 25.9 29.3 33.1 37.3 3.0% 31.1 35.2 39.7 44.7 3.5% 36.3 41.0 46.3 52.2  Illustrative Sensitivity Analysis ($MM, except where noted)  Assumed Avg. Assumed 2009E - 2014E Perpetual Assumed 2008A - 2014E Revenue CAGR EBITDA Growth (4.0%)  (2.0%)  0.0%  2.0% Margin (1) Rate 14.0% 16.0% 14.0% 16.0% 14.0% 16.0% 14.0% 16.0% Assumed Discount Rate   (2.0%) $1.15 $1.08 $1.22 $1.14 $1.29 $1.20 $1.36 $1.27 Estimated Celtic Share Price 2.5% 0.0% $1.19 $1.11 $1.26 $1.17 $1.34 $1.24 $1.42 $1.31  2.0% $1.24 $1.15 $1.32 $1.21 $1.40 $1.28 $1.49 $1.36  (2.0%) $1.50 $1.41 $1.59 $1.49 $1.68 $1.57 $1.78 $1.66 3.0% 0.0% $1.55 $1.45 $1.64 $1.53 $1.74 $1.62 $1.85 $1.71  2.0% $1.61 $1.49 $1.72 $1.58 $1.83 $1.67 $1.95 $1.78  (2.0%) $1.90 $1.77 $2.02 $1.88 $2.16 $2.00 $2.30 $2.12 3.5% 0.0% $1.97 $1.83 $2.11 $1.94 $2.25 $2.07 $2.41 $2.20  2.0% $2.07 $1.89 $2.22 $2.02 $2.38 $2.15 $2.55 $2.30  Morgan Stanley  Note 1.  Net of stock-based compensation expense

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Section 3 Review of Alternatives Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic REVIEW OF ALTERNATIVES Overview of KPN’s Alternatives For Celtic Stake Summary Considerations Preserve Existing Structure Buy-In Public Minority Exit / Sell Celtic Description Continue status as majority shareholder in public company Execute on current strategic plan Consider pursuing initiatives to enhance shareholder value Offer to acquire remaining shares of public shareholders Operate Celtic as a wholly-owned subsidiary  Sell ownership stake or entire company to a strategic buyer or financial sponsor Merits Retain economic interest in business Maintain strategic flexibility Potential to improve share price through selected initiatives (e.g., return capital to shareholders, acquisitions, etc.) Retain benefit of smaller, entrepreneurial company for employees Obtain complete control over business Maintain strategic flexibility No longer required to comply with reporting and other public company obligations Enable management to focus on long-term strategy Potential combination benefits Opportunity to realize premium to current trading price  Given absence of clear catalysts for the stock, may be best way to maximize short-term value if not interested in acquiring full control  Focus resources on other strategic priorities  Structured transaction could involve ongoing interest in combined company Risks & Considerations Celtic’s recent performance Importance of independent, public company structure to strategy and execution Financial markets and macroeconomic conditions may continue to deteriorate Limits on ability to control and influence execution Unclear catalysts for stock price Increases investment in wholesale carrier sector Celtic’s recent performance Ability to retain/attract employees under corporate structure Importance of independent, public company structure to strategy and execution Financing Ability to optimize value in current market environment  Unclear buyer appetite  Risk of failed process  Ability to retain ongoing commercial relationship with buyer Time to Completion N/A 3-7 months 4 months plus potentially lengthy regulatory process Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Tab A Preserve Existing Structure Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic PRESERVE EXISTING STRUCTURE Review of Alternatives Preserve Existing Structure Status Quo Return Capital to Shareholders Make Acquisitions Description Continue to execute on current strategic plan No change to capital policies Consider acquisitions on an opportunistic basis Return capital to shareholders via implementation of a dividend policy or ongoing share buybacks Increase focus on making acquisitions and consolidating industry  Merits Preserve current cash balance and flexibility around strategic initiatives Could serve as a catalyst to increase stock price over current levels Mechanism for KPN to generate current cash/income from investment Enhance wholesale carrier leadership position Attempt to create value through combination synergies, etc.  Risks & Considerations Unclear catalysts for stock price Financial markets and macroeconomic conditions may continue to deteriorate Feasibility given capital markets constraints (e.g., liquidity, capitalization, etc.) Signaling effect to investors, particularly of implementing a dividend Potential constraints on executing current strategic plan or pursuing new initiatives Impact on KPN ownership in case of stock buybacks Execution risk Availability of actionable opportunities at reasonable prices Investor reaction Access to capital Morgan Stanley

CONFIDENTIAL WORKING DRAFT FOR DISCUSSION PURPOSES ONLY Project Celtic PRESERVE EXISTING STRUCTURE Illustrative Dividend Analysis Projections Based on Jefferies Scenario Micro-cap status may limit appeal to traditional yield investors Selected Telco Benchmarks (2) ($MM, except where noted)  2009E FCF Yield Payout Ratio CenturyTel 9.0% 54.7% Consolidated Comm. 13.7% NM Frontier 12.9% 72.7% Iowa Telecom 13.0% 87.6% Windstream 11.5% 75.1% Illustrative Impact of Potential Dividend ($MM, except where noted) Assumed Annual Implied Annual Implied FCF Payout Illustrative Trading Value Dividend Dividend Total 2009E - Net Leverage Cash Balance Assuming Yield of Per Share Yield (1) Dividend 2009E 2014E 2014E Avg. 2009E 2014E 2009E 2014E 12.0% 13.0% 14.0% $0.00 N/A N/A N/A N/A N/A (1.0x) (2.1x) $55.5 $102.0 N/A N/A N/A $0.10 8.5% $7.1 52.6% 131.0% 83.0% (0.7x) (0.9x) 48.3 57.9 $0.83 $0.77 $0.71 $0.11 9.3% 7.8 57.8% 145.2% 91.7% (0.7x) (0.8x) 47.6 53.5 0.92 0.85 0.79 $0.12 10.2% 8.5 63.1% 159.6% 100.4% (0.7x) (0.7x) 46.9 49.1 1.00 0.92 0.86 $0.13 11.0% 9.3 68.4% 174.2% 109.2% (0.7x) (0.6x) 46.2 44.7 1.08 1.00 0.93 $0.14 11.9% 10.0 73.7% 189.0% 118.1% (0.7x )(0.5x) 45.5 40.3 1.17 1.08 1.00 $0.15 12.7% 10.7 78.9% 204.1% 127.1% (0.6x) (0.4x) 44.8 35.9 1.25 1.15 1.07 $0.16 13.6% 11.4 84.2% 219.4% 136.1% (0.6x) (0.2x) 44.0 31.5 1.33 1.23 1.14 $0.17 14.4% 12.1 89.5% 234.9% 145.2% (0.6x) (0.1x) 43.3 27.1 1.42 1.31 1.21 Morgan Stanley Notes 1. Based on current share price of $1.18 per share as of 5/11/09 2. As of 5/11/09, payout ratio based on Wall Street Research estimates

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

PRESERVE EXISTING STRUCTURE

Illustrative Share Repurchase Analysis

Assumes Purchases Made Pursuant to Rule 10b-18

- Lack of trading liquidity limits efficiency with which a meaningful buyback could be executed

Illustrative Sizing Matrix

($MM, except where noted)

	Program Size ($MM)			
	$5.0	$10.0	$15.0	$20.0
Program Size (% of Total Cash)	10.3%	20.6%	30.9%	41.2%
Program Size (% of 2009E Jefferies Scenario LFCF)	36.8%	73.6%	110.4%	147.2%
Program Size (Shares MM) [1]	**4.2**	**8.5**	**12.7**	**16.9**
% of Total Shares Outstanding	5.9%	11.9%	17.8%	23.8%
% of Public Float	16.6%	33.1%	49.7%	66.3%
Days Trading	53	107	160	213
Illustrative Execution Timeframe (in Trading Days)				
At 25.0% of ADTV (19,852 shares per day)	213	427	640	854
At 20.0% of ADTV (15,881 shares per day)	267	534	800	1,067
At 15.0% of ADTV (11,911 shares per day)	356	711	1,067	1,423
At 10.0% of ADTV (7,941 shares per day)	534	1,067	1,601	2,134

Note

1. Based on $1.18 share price, 71.2MM shares outstanding and 25.5MM shares of public float. Execution Timeframe based on Celtic's ADTV estimated by its historical median daily trading volume of ~79,000 shares / day (as per Bloomberg). Celtic's current Rule 10b-18 daily volume limit is ~20,000 shares / day, which equals 25% of its trailing 4-week reported average daily trading volume of 79,000 shares / day

Morgan Stanley

26

CONFIDENTIAL WORKING DRAFT — FOR DISCUSSION PURPOSES ONLY Project Celtic Tab B Buy In Public Minority Morgan Stanley

CONFIDENTIAL WORKING DRAFT — FOR DISCUSSION PURPOSES ONLY Project Celtic BUY IN PUBLIC MINORITY Initial Approach Alternatives Buy In Public Minority Assessment of up-front due diligence requirements will influence approach tactic preference Unilateral Tender Offer Description Initiate process by launching tender offer for all shares not held by KPN File 13D amendment Tender offer is conditioned on: Majority of the minority tendering in the offer Achieving 90% of the ownership of Celtic stock (which is minimum necessary to permit KPN to effect second-step short- form merger) Special committee is formed to make a recommendation on the tender offer Special committee approval of tender offer not technically required Practically, however, must obtain special committee’s recommendation in favor of tender offer in order to reach 90% ownership In addition, special committee’s favorable recommendation avoids risk of more stringent legal standard Merits Less stringent legal standard Gives KPN greater control over timing and terms of offer Abbreviated negotiations with special committee Increases pressure on special committee to recommend agreement Risks & Considerations Must be confident of achieving 90% ownership in tender offer Favorable recommendation from special committee may help achieve 90% ownership May not receive favorable recommendation without negotiating with special committee to some extent Offer is made without access to due diligence Recent Examples Hearst Corp / Hearst Argyle (subject to board approval) Cox Enterprises / Cox Radio (not subject to board approval) Negotiate with Special Committee Initiate process by sending proposal to board Diligence may be requested prior to sending proposal to board, but this would likely lock KPN in to negotiating with special committee rather than proceeding by unilateral tender offer Public announcement of proposal (since proposal triggers 13D amendment) Special committee is formed to review proposal and negotiate on behalf of board Enter into acquisition agreement (which may provide either for a one-step merger or a two- step tender offer) Proceed with cooperation of board Access to due diligence More stringent legal standard (i.e., transaction price and process must be entirely fair to minority shareholders) Less control over timing and terms Longer and more expensive process PepsiCo / Pepsi Bottling Group Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

BUY IN PUBLIC MINORITY

Acquisition Structuring Alternatives (1)

Shareholder Analysis

(MM shares)

KPN Shares		40.1
Minority Shares		31.1
Total Shares		71.2
50% of Minority Shares	(A)	15.6
90% of Total Shares		64.1
Less: KPN Shares		(40.1)
Minority Shares Required to Obtain 90%	(B)	24.0
(B) – (A)		8.4

Tender Offer versus Merger (2)

(%)


Merger
46%
Tender
Offer
54%

	Two-Step Tender Offer	One-Step Merger
Highlights	• Two steps: tender offer followed by merger in which non-tendered shares are cashed out – If KPN holds at least 90% of Celtic shares following tender offer, short-form merger can be effected quickly and unilaterally by KPN – If KPN holds less than 90% of Celtic shares following tender offer, long-form merger (with special committee approval) required • Tender offer must remain open for a minimum of 20 business days, but resolving SEC comments may require extension of offer period • May be commenced unilaterally or pursuant to an agreement with Celtic special committee • Increasingly common method of acquiring U.S. public companies	• KPN and Celtic special committee agree to merger • Requires merger proxy statement to be distributed to shareholders followed by special meeting and shareholder vote • Typically requires 3-4 months from signing to close
Merits	• Can be completed more quickly than a one-step merger, provided that sufficient shares are tendered so that KPN holds at least 90% of shares following tender offer • Greater flexibility to change terms of offer • Expedited SEC review of tender offer materials	• One-step as opposed to a two-step transaction • No shares are purchased before acquisition of 100% of Celtic is assured
Risks & Considerations	• If unable to reach 90% of shares in tender offer, would need to complete more lengthy long-form merger in second step • Shareholder appraisal rights for non-tendering shareholders available only in second-step merger	• Longer time frame than for tender offer • More stringent and time-consuming SEC review • Binary outcome • Shareholder appraisal rights apply

Note

1. This slide presents purely structuring considerations in deciding between a two-step tender offer and a one-step merger. The preceding slide discusses other relevant considerations
2. Selected Deals Since 2001; All Cash; US Deals; Minority Buy-in Value $25 - $500MM; All deals represent completed transactions except for Hearst-Argyle and Cox Radio

Morgan Stanley

29

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

BUY IN PUBLIC MINORITY

Illustrative Acquisition Timeline

Alternative	Key Steps	Illustrative Time
Unilateral Two-Step Tender Offer	• Prepare formal proposal to present to KPN Board	2 weeks
	• KPN board meeting to approve tender offer • Publicly announce and commence tender offer (and file 13D amendment)	1-2 weeks
	• Offer Period • Negotiate with Celtic special committee	8-9 weeks
	• Accept tendered shares • Effect short-form merger [1]	1 week
	Total time under unilateral tender process	*3-4 months*
Negotiated Two-Step Tender Offer	• Prepare formal proposal to present to KPN board	2 weeks
	• KPN board meeting to approve proposal • Send proposal to Celtic board and make public announcement (and file 13D amendment)	1 week
	• Celtic forms special committee • Due diligence	2-4 weeks
	• Negotiate with special committee • Execute acquisition agreement	2-4 weeks
	• Offer period	8-9 weeks
	• Accept tendered shares • Effect short-form merger if tender results in >90% ownership	1 week
	• *Total time under negotiated tender process*	*4-5.5 months* [2]
One-Step Merger	• Prepare formal proposal to present to KPN board	2 weeks
	• KPN board meeting to approve proposal • Send proposal to Celtic board and make public announcement (and file 13D amendment)	1 week
	• Celtic forms special committee • Due diligence	2-4 weeks
	• Negotiate with special committee • Execute merger agreement	2-4 weeks
	• File and disseminate proxy statement • SEC review of proxy statement • Shareholder vote	3-4 months
	Total time under one-step merger process	*5-6.5 months*

Notes
1. Assumes tender achieves >90% ownership, with tender followed by short-form merger
2. Assumes tender achieves >90% ownership, with tender followed by short-form merger. If tender achieves <90% ownership, long-form merger would be required and would add an additional ~2-3 months onto process

Morgan Stanley

30

CONFIDENTIAL WORKING DRAFT — FOR DISCUSSION PURPOSES ONLY Project Celtic BUY IN PUBLIC MINORITY Precedent Transaction Observations Reviewed 26 minority buy-in deals between $25MM - $500MM since 2001 Universe limited to all-cash transactions involving U.S. targets where majority shareholder owned less than 90% Summary statistics Median deal size of $68MM Median affiliate ownership of ~73% 62% of deals involved a bump in price (1) Premium Paid Summary (%) Initial Price Final Price (1) Mean Median Mean Median 1 Day Prior Aggregate Value 32.3% 13.2% 45.1% 17.9% 1 Day Prior Price 29.0% 21.5% 40.7% 32.8% 1 Month Avg. Price 29.9% 25.8% 41.3% 37.6% 3 Month Avg. Price 23.7% 17.4% 40.1% 30.1% Source Celtic Filings, Public Filings, Press Releases, FactSet Note 1. Excludes Hearst-Argyle and Cox Radio transactions, which have not been completed Morgan Stanley

CONFIDENTIAL WORKING DRAFT - FOR DISCUSSION PURPOSES ONLY Project Celtic BUY IN PUBLIC MINORITY Pricing Considerations Illustrative Pricing Matrix ($MM, except where noted) Assumed Buy-in Offer Price Equity Value (1) Aggregate Value (2) Buy-in Amount (3) % Premium to Price (4) % Premium to AV 1 Day 1 Mo Avg. 3 Mo Avg. 6 Mo Avg. LTM High LTM Low 1 Day Statistic $1.18 $0.98 $0.81 $1.11 $4.44 $0.51 $57.5 $1.00 $71.2 $44.7 $40.1 (15.3%) 2.4% 23.3% (10.2%) (77.5%) 96.1% (22.3%) $1.10 78.4 51.8 44.1 (6.8%) 12.6% 35.6% (1.2%) (75.2%) 115.7% (9.9%) $1.20 85.5 58.9 48.1 1.7% 22.8% 48.0% 7.7% (73.0%) 135.3% 2.5% $1.30 92.6 66.0 52.2 10.2% 33.1% 60.3% 16.7% (70.7%) 154.9% 14.9% $1.40 99.7 73.2 56.2 18.6% 43.3% 72.6% 25.7% (68.5%) 174.5% 27.3% $1.50 106.9 80.3 60.2 27.1% 53.6% 85.0% 34.7% (66.2%) 194.1% 39.7% $1.60 114.0 87.5 64.2 35.6% 63.8% 97.3% 43.7% (64.0%) 213.7% 52.1% $1.70 121.2 94.6 68.2 44.1% 74.0% 109.6% 52.6% (61.7%) 233.3% 64.5% $1.80 128.3 101.8 72.3 52.5% 84.3% 122.0% 61.6% (59.5%) 252.9% 77.0% $1.90 135.5 108.9 76.3 61.0% 94.5% 134.3% 70.6% (57.2%) 272.5% 89.4% $2.00 142.6 116.1 80.3 69.5% 104.7% 146.6% 79.6% (55.0%) 292.2% 101.8% Precedent Minority Buy-Ins (5) Initial Mean 29.0% 29.9% 23.7% 18.1% (25.4%) 157.2% 32.3% Median 21.5% 25.8% 17.4% 12.7% (18.9%) 62.2% 13.2% High 97.5% 125.6% 100.3% 121.8% 87.1% 1749.1% 468.5% Low (7.9%) (6.5%) (25.2%) (51.2%) (88.4%) 20.8% (39.0%) Final Mean 40.7% 41.3% 40.1% 36.3% (14.0%) 189.2% 45.1% Median 32.8% 37.6% 30.1% 25.6% (7.0%) 83.5% 17.9% High 140.0% 96.5% 111.4% 121.8% 87.1% 1749.1% 641.1% Low 6.7% (4.4%) (13.6%) (9.5%) (87.0%) 20.8% (67.6%) Source Celtic Filings, Public Filings, Press Releases, FactSet Notes 1. Balance sheet as of 3/31/09, assumes 71.2MM basic shares outstanding and dilution from options as per 10K as of 12/31/08 2. Assumes total debt of $22.0MM and cash of $48.6MM as of 3/31/09 3. Based on KPN ownership of 56.3% of Celtic 4. Based on share price as of 5/11/09 5. Based on selected deals since 2001; all cash; US deals; minority buy-in value $25 - $500MM Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic BUY IN PUBLIC MINORITY Elements of a Proposal (Unilateral or Negotiated Tender Offer) Illustrative Terms Key Considerations Comments Transaction KPN to propose to buy 100% of the shares it does not currently own at a price of $[ ] / share Consideration Cash Structure KPN to launch tender offer for 100% of shares Subsequent short-form merger at same price Conditions Majority of minority (15.6MM shares) acceptance condition in tender offer Material adverse change No financing condition Others TBD Financing Available cash and existing KPN revolver capacity Other Employee arrangements TBD KPN not a seller Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Tab C Exit / Sell Celtic Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic EXIT / SELL CELTIC Hypothetical Sale to Third Party Illustrative Transaction ROIC Analysis (1)
($MM, except where noted) Share Price Equity Value(2) Aggregate Value(3) No Synergies $0.0 $5.0 $10.0 $10MM of Annual Synergies $10.0 $15.0 $20.0 $20MM of Annual Synergies $20.0 $25.0 $30.0 Assumed Annual EBIT $1.25 $89.0 $62.5 NA 5.6% 11.2% 11.2% 16.8% 22.4% 22.4% 28.0% 33.6% $1.50 106.9 80.3 NA 4.4% 8.7% 8.7% 13.1% 17.4% 17.4% 21.8% 26.2% $1.75 124.7 98.2 NA 3.6% 7.1% 7.1% 10.7% 14.3% 14.3% 17.8% 21.4% $2.00 142.6 116.1 NA 3.0% 6.0% 6.0% 9.0% 12.1% 12.1% 15.1% 18.1% $2.25 160.6 134.0 NA 2.6% 5.2% 5.2% 7.8% 10.4% 10.4% 13.1% 15.7% $2.50 178.5 152.0 NA 2.3% 4.6% 4.6% 6.9% 9.2% 9.2% 11.5% 13.8% $2.75 196.5 170.0 NA 2.1% 4.1% 4.1% 6.2% 8.2% 8.2% 10.3% 12.4% $3.00 214.5 188.0 NA 1.9% 3.7% 3.7% 5.6% 7.4% 7.4% 9.3% 11.2% Notes 1. Analysis assumes tax rate of 30% 2. Balance sheet as of 3/31/09, assumes 71.2MM basic shares outstanding and dilution from options as per 10K as of 12/31/08 3. Assumes total debt of $22.0MM and cash of $48.6MM as of 3/31/09 Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic EXIT / SELL CELTIC Hypothetical Sale to Financial Sponsor Analysis assumes: Transaction closes on 6/30/09 and investor exits 12/31/13 Celtic’s debt repaid at par $25MM of Celtic balance sheet cash used to fund acquisition (balance funded with sponsor equity) 5% management promote Illustrative IRR Sensitivity Analysis Assumes 100% Equity Financed($MM, except where noted) Illustrative Entry Price Prem. / (Disc.) to Current Entry Equity Value Entry Aggregate Value Entry AV / LTM EBITDA Assumed Avg. 2009 - 2014E EBITDA Margin IRR to Sponsor Assuming 2014E Forward EBITDA Multiple of: 1.0x 2.5x 4.0x (4.0%) (2.0%) 0.0% 2.0% (4.0%) (2.0%) 0.0% 2.0% (4.0%) (2.0%) 0.0% 2.0% Assumed 2008A - 2014E Revenue CAGR 2.5% 5.9% 7.4% 8.9% 10.5% 13.9% 16.0% 18.1% 20.2% 20.3% 22.8% 25.2% 27.8% $1.00 (15.3% ) $71.2 $44.7 1.2x 3.0% 12.6% 14.2% 15.8% 17.5% 20.5% 22.6% 24.8% 27.0% 26.8% 29.3% 31.9% 34.6% 3.5% 17.2% 18.9% 20.7% 22.4% 25.2% 27.4% 29.7% 32.1% 31.7% 34.3% 37.0% 39.8% 2.5% 2.0% 3.4% 4.9% 6.4% 9.6% 11.6% 13.6% 15.7% 15.8% 18.1% 20.5% 22.9% $1.20 1.7% 85.5 58.9 1.5x 3.0% 8.4% 9.9% 11.5% 13.1% 15.9% 18.0% 20.1% 22.2% 22.0% 24.4% 26.9% 29.4% 3.5% 12.8% 14.4% 16.1% 17.8% 20.5% 22.6% 24.8% 27.1% 26.7% 29.2% 31.8% 34.4% 2.5% (1.2%) 0.1% 1.6% 3.0% 6.2% 8.0% 10.0% 12.0% 12.1% 14.3% 16.6% 19.0% $1.40 18.6% 99.7 73.2 1.9x 3.0% 5.0% 6.4% 7.9% 9.5% 12.2% 14.2% 16.2% 18.3% 18.1% 20.4% 22.8% 25.2% 3.5% 9.2% 10.8% 12.4% 14.0% 16.6% 18.7% 20.8% 23.0% 22.6% 25.0% 27.5% 30.1% 2.5% (3.9%) (2.6%) (1.2%) 0.2% 3.2% 5.1% 6.9% 8.9% 9.0% 11.1% 13.4% 15.6% $1.60 35.6% 114.0 87.5 2.3x 3.0% 2.1% 3.5% 4.9% 6.4% 9.1% 11.0% 12.9% 15.0% 14.8% 17.0% 19.3% 21.7% 3.5% 6.2% 7.7% 9.3% 10.9% 13.3% 15.3% 17.4% 19.5% 19.1% 21.5% 23.9% 26.4% 2.5% (6.2%) (4.9%) (3.6%) (2.2%) 0.7% 2.5% 4.3% 6.2% 6.3% 8.4% 10.6% 12.8% $1.80 52.5% 128.3 101.8 2.7x 3.0% (0.4%) 1.0% 2.4% 3.8% 6.4% 8.3% 10.2% 12.1% 11.9% 14.1% 16.4% 18.7% 3.5% 3.6% 5.1% 6.6% 8.1% 10.5% 12.5% 14.5% 16.5% 16.2% 18.5% 20.8% 23.2% 2.5% (8.2%) (6.9%) (5.7%) (4.3%) (1.5%) 0.3% 2.0% 3.9% 3.9% 6.0% 8.1% 10.3% $2.00 69.5% 142.6 116.1 3.0x 3.0% (2.5%) (1.2%) 0.2% 1.6% 4.1% 5.9% 7.7% 9.6% 9.5% 11.6% 13.8% 16.0% 3.5% 1.3% 2.8% 4.2% 5.7% 8.1% 10.0% 11.9% 13.9% 13.6% 15.8% 18.1% 20.5% Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

EXIT / SELL CELTIC

Illustrative Timeline

Sale of Company

- A sale of the company could take 4 months to announcement
- Closing could take significantly longer depending on required regulatory approval

Launch Process (T + 0)	Enter the Market (T + 4 Weeks)	Indications of Interest (T + 8 Weeks)	Final Bids (T + 14 Weeks)	Signing of Transaction Agreement (T + 16 Weeks) (T + ?)
Preparation Phase **4 weeks**	**Phase 1** **Marketing Phase** **~4 weeks**	**Phase 2** **Due Diligence Phase** **~6 weeks**	**Final Negotiations** **2 weeks**	**Closing**
• Morgan Stanley due diligence • Prepare marketing materials • Finalize list of potential buyers • Prepare audited financials • Draft confidentiality agreement • Develop script for initial calls to buyers • Draft bid procedures letter	• Contact potential buyers and send teaser • Negotiate / sign CAs • Meetings with buyers • Prepare for Phase 2 – Data room – Merger agreement • Receive preliminary non-binding indications of interest – Analysis of bids – Select short list of buyers for Phase 2	• Due diligence meetings with buyers • Data room review • Distribute merger agreement • Prepare disclosure schedules • Draft final bid letter • Receive final binding bids	• Negotiation of merger agreement • Prepare internal / external communications • Prepare regulatory filings	• Buyer's financing • HSR and other regulatory clearances

Morgan Stanley

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CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Appendix A Supplemental Materials Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Supplemental Materials Evolution of Celtic Analyst Estimates Detailed Backup Based on Jefferies Research Research Benchmarking ($MM) Date of Report 4/29/2008 7/23/2008 10/22/2008 2/6/2009 Change 2/6/09 vs. 4/29/08 2008 Minutes of Use (MMs) 25,779 25,027 23,600 23,500 (8.8%) 2009 Minutes of Use (MMs) 30,716 29,331 24,383 24,082 (21.6%) 2010 Minutes of Use (MMs) 35,496 33,894 25,112 25,102 (29.3%) 2008 - 2010 CAGR 17.3% 16.4% 3.2% 3.4% 2008 Average Revenue per Minute $0.054 $0.057 $0.058 $0.056 3.7% 2009 Average Revenue per Minute 0.050 0.054 0.057 0.052 4.0% 2010 Average Revenue per Minute 0.047 0.051 0.056 0.051 8.5% 2008 - 2010 CAGR (6.7%) (5.4%) (1.7%) (4.6%) 2008 Total Revenue $1,388.3 $1,421.2 $1,361.8 $1,323.6 (4.7%) 2009 Total Revenue 1,534.8 1,577.7 1,399.7 1,257.1 (18.1%) 2010 Total Revenue 1,674.01, 720.8 1,411.0 1,275.4 (23.8%) 2008 - 2010 CAGR 9.8% 10.0% 1.8% (1.8%) 2008 EBITDA $52.1 $50.0 $42.0 $39.8 (23.6%) 2009 EBITDA 64.4 62.0 45.2 35.2 (45.3%) 2010 EBITDA 70.1 67.9 45.9 37.9 (45.9%) 2008 - 2010 CAGR 16.0% 16.5% 4.5% (2.4%) 2008 EBITDA Margin 3.8% 3.5% 3.1% 3.0% 2009 EBITDA Margin 4.2% 3.9% 3.2% 2.8% 2010 EBITDA Margin 4.2% 3.9% 3.3% 3.0% Source Jefferies Research Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Evolution of Celtic Analyst Estimates Detailed Backup Based on Jefferies Research Research Benchmarking ($MM) Date of Report 4/29/2008 7/23/2008 10/22/2008 2/6/2009 Change 2/6/09 vs. 4/29/08 ’08 Wholesale Revenue $1,067.6 $1,081.1 $1,002.5 $985.1 (7.7%) ’09 Wholesale Revenue 1,185.0 1,218.1 1,080.7 925.4 (21.9%) ’10 Wholesale Revenue 1,275.7 1,311.4 1,075.3 926.1 (27.4%) 2008 - 2010 CAGR 9.3% 10.1% 3.6% (3.0%) ’08 Revenue Outsourced from KPN $233.1 $252.9 $258.0 $241.9 3.8% ’09 Revenue Outsourced from KPN 252.4 279.8 281.4 218.2 (13.5%) ’10 Revenue Outsourced from KPN 270.3 300.1 279.5 217.6 (19.5%) 2008 - 2010 CAGR 7.7% 8.9% 4.1% (5.2%) ’08 Retail Revenue $87.6 $87.2 $101.3 $96.61 0.3% ’09 Retail Revenue 97.4 79.8 37.6 113.5 16.5% ’10 Retail Revenue 128.0 109.4 56.2 131.7 2.9% 2008 - 2010 CAGR 20.9% 12.0% (25.5%) 16.8% Source Jefferies Research Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Historical Celtic Forward Trading Multiples Since Q4 2007 Earnings Release, 2/4/08 AV / EBITDA (1) ($MM, except where noted) (x) 6.0 4.5 3.0 1.5 0.0 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/11/09 2008 EBITDA Est. $61.0 $52.1 $50.0 $42.0 $39.8  2009 EBITDA Est. 70.6 64.4 62.0 45.2 35.2 AV / 2008E EBITDA AV / 2009E EBITDA Jefferies Drops Coverage Historical Celtic Multiples AV / EBITDA EV / LFCF 2008E 2009E 2008E 2009E Current 1.4x 1.6x 4.9x 6.2x 3 Month Avg. 0.7x 0.8x 3.4x 4.2x 6 Month Avg. 1.2x 1.2x 4.1x 4.2x Since 9/15/08 (2) 1.7x 1.5x NM 5.1x One Year Avg. 2.7x 2.3x NM 9.3x Since 2/5/08 Avg. 3.0x 2.6x NM 9.7x Max 6.2x 5.4x 18.9x 21.4x Min 0.2x 0.3x 2.3x 2.6x Morgan Stanley EV / LFCF ($MM, except where noted) (x) 25.0 20.0 15.0 10.0 5.0 0.0 2008 LFCF Multiple Not Meaningful 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/11/09 2008 LFCF Est. $22.2 $0.8 $6.2 $21.5 $17.1 2009 LFCF Est. 30.0 12.9 21.9 25.2 13.6 Jefferies Drops Coverage EV / 2008E LFCF EV / 2009E LFCF Source FactSet, Celtic Filings, Wall Street Research Notes 1. EBITDA post stock-based compensation 2. Lehman bankruptcy Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS WACC Analysis WACC Assumptions Component Input Commentary Risk-Free Rate 3.3% Based on 10-Year U.S. Treasury yield as of 5/11/09 Equity Market Risk Premium 4-6% Consistent with historical data, academic surveys and forward-looking market data Small-Cap Premium 3-6% Based on historical data from Morningstar for market caps less than $626MM Celtic Equity Beta 1.26 Current Celtic predicted equity beta per Barra Assumed Tax Rate 30.0% Estimated Normalized Rate Assumed D / (D+E) 20.8% Based on current capital structure (1) WACC Estimates by Analyst Jefferies Celtic 15.0% Cost of Equity Sensitivity Small Cap Market Risk Premium Premium 4.0% 5.0% 6.0% 3.0% 11.3% 12.6% 13.9% 4.5% 12.8% 14.1% 15.4% 6.0% 14.3% 15.6% 16.9% WACC Sensitivity Pre-Tax Cost of Equity Cost of Debt 12.5% 15.0% 17.5% 10.0% 11.4% 13.3% 15.3% 12.0% 11.6% 13.6% 15.6% 14.0% 11.9% 13.9% 15.9% Morgan Stanley Note 1. Assumes $22.0MM in total debt and $84.0MM in equity value as of 5/11/09

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Illustrative Two-Step Tender Offer Timetable Timeline Events/Activities Prepare documentation Prepare Schedule TO (“Offer to Purchase”) Prepare and file any necessary regulatory filings Execute Dealer Manager Agreement Commence tender offer (1) File Schedule TO with SEC and disseminate by mailing to stockholders Hand deliver Schedule TO to Target Tender offer period (2) SEC Review Target files 14D-9 stating position (3) Note: SEC comments on tender offer materials could delay close of Tender Offer, potentially pushing entire timetable back by as much as 4-5 weeks 90% shares tendered? Yes A No B 0 7 14 21 28 35 Calendar Days Notes 1. Tender Offer commences as soon as the bidder gives security holders the means to tender (i.e., letters of transmittal) 2. Under the Williams Act, the Offer must be outstanding for at least 20 business days. Offer must also remain open for 10 business days after any increase or decrease in the percentage of the class of securities being sought, the offered consideration, or the dealer’s soliciting fee or any other change to the terms of the Offer of comparable significance. Offer must remain open for 5 business days after any other material change 3. Target has 10 business days after commencement to file the 14D-9; in a negotiated tender offer, Target would typically file 14D-9 simultaneously with commencement Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Illustrative Two-Step Tender Offer Timetable (cont’d) Timeline Events/Activities Extend Tender Offer or commence subsequent offering period (3–20 business days) (1) Tender offer expires (2) Issue press release before opening of the market reporting acceptance of shares File final amendment to Schedule TO, if necessary Delivery of “acceptance letter” to the depository Pursue Short-Form merger; transaction closes File Certificate of Merger Withdraw Target’s common stock from trading File a Form 15 with the SEC delisting Target common stock Mail Notice of Merger Information Statement to non-tendering stockholders of Target advising them of their appraisal rights and sending them transmittal materials Appoint paying agent and circulate letter of transmittal materials to merged out stockholders Pursue Long-Form merger (only where the tender offer proceeded with the approval of the special committee) File Preliminary Information Statement or Proxy Statement Receive comments from SEC and file Definitive Information Statement or Proxy Statement (3) Print and Mail Information Statement or Proxy Statement to stockholders Stockholder approval Meeting of the stockholders of Target Merger approved by the stockholders of Target Stockholder approval is assured given KPN’s majority position Transaction closes File Certificate of Merger Withdraw Target common stock from trading File Form 15 with the SEC delisting Target common stock B 90% shares tendered? No A Yes 35 45 47 50 55 61 65 75 85 95 96 105 115 124 125 Calendar Days Notes 1. Disclose possibility of subsequent offering period in the initial offering materials or in subsequent amendments, within the time frame accepted by SEC. Security holders tendering in subsequent periods do not have withdrawal rights. Offer can be extended or closed and subsequent offering period commenced by press release as late as 9:00 a.m. on the day following a scheduled expiration date. If offering period extended, withdrawal rights remain for the entire period the Offer is extended; therefore, shares cannot be accepted for payment in ANY Offer until expiration. If Offer closed, purchase shares already tendered and announce results and commence subsequent offering period. Depository typically instructed to pay shareholders as soon as practicable after expiration of the Offer. If Offer is still open, withdrawal rights have never terminated 2. These actions may commence at the expiration of either the initial or extended Tender Offer period, so long as 90% of outstanding shares have been validly tendered and not withdrawn prior to the expiration of the period 3. SEC reviews may take anywhere from 4 to 6 weeks and typically involve 2 rounds of comments Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Illustrative One-Step Merger Timetable Timeline Events/Activities Signing of Definitive Agreement and Transaction Announcement Press Release issued File Proxy Statement with SEC; prepare and make all necessary regulatory filings SEC review period (1) Receive final clearance from SEC and mail Proxy Statement to Target stockholders Target stockholders vote and approve merger Close transaction Contact former stockholders to obtain old shares Replace with cash Withdraw Target’s shares from trading File a Form 15 with the SEC delisting Target company’s common stock 0 21 30 50 60 70 85 90 Calendar Days Notes 1. SEC review process typically may take anywhere from 4 to 6 weeks or even longer in the case of a going private transaction, and typically involves two rounds of comments. Overall timeline could be from 3 to 4 months Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Precedent Minority Buy-in Transactions Selected Deals Since 2001; All Cash; US Deals; Minority Buy-in Value $25 -$500MM (1) Precedent Minority Buy-ins Value % Initial Final Final Initial Price Premium to: Final Price Premium to: Premium to AV Announced Target Name Acquiror Name Structure ($MM)Sought Price Price Bump 1 Day 1 Mo Avg. 3 Mo Avg. 6 Mo Avg. LTM High LTM Low 1 Day 1 Mo Avg. 3 Mo Avg. 6 Mo Avg. LTM High LTM Low Initial Final 3/25/09 Hearst-Argyle Television Inc Hearst Corp Tender $67 18.0% $4.00 NA NA 91.4% 125.6% 11.8% (51.2%) (82.9%) 174.0% NA NA NA NA NA NA 18.3% NA 3/23/09 Cox Radio Inc Cox Enterprises Inc Tender 65 21.6% $3.80 NA NA 15.2% (6.5%) (25.2%) (35.4%) (70.9%) 26.2% NA NA NA NA NA NA 6.1% NA 10/22/07 Waste Industries USA Inc Investor Group Merger 272 49.0% 36.75 $38.00 3.4% 35.6% 31.8% 22.1% 18.3% 3.4% 48.3% 40.2% 36.3% 26.3% 22.3% 6.9% 53.3% 25.2% 28.5% 2/22/07 Great American Finl Res Inc American Financial Group Inc Merger 225 19.0% 23.50 24.50 4.3% 8.6% 7.7% 4.8% 5.5% (1.9%) 24.7% 13.2% 12.3% 9.3% 10.0% 2.3% 30.0% 6.5% 9.9% 10/09/06 NetRatings Inc VNU NV Merger 327 43.0% 16.00 21.00 31.3% 9.8% 9.9% 15.4% 16.4% 4.1% 39.5% 44.1% 44.2% 51.4% 52.8% 36.6% 83.1% 13.9% 62.4% 3/21/06 Erie Family Life Insurance Co Erie Indemnity Co Tender 75 24.9% 32.00 32.00 0.0% 6.7% 15.3% 14.9% 13.4% (0.6%) 20.8% 6.7% 15.3% 14.9% 13.4% (0.6%) 20.8% 5.8% 5.8% 9/13/05 CoolSavings Inc Landmark Communications Inc Merger 32 49.6% 0.80 0.80 0.0% 45.5% 40.6% 19.1% 16.2% (30.4%) 158.1% 45.5% 40.6% 19.1% 16.2% (30.4%) 158.1% 19.7% 19.7% 4/12/04 Edelbrock Corp Investor Group Merger 58 48.9% 14.80 16.75 13.2% 9.5% 9.2% 15.7% 19.6% 5.7% 54.2% 23.9% 23.6% 31.0% 35.3% 19.6% 74.5% 10.6% 26.9% 7/24/03 Digex Inc WorldCom Inc Tender 25 39.3% 0.70 1.00 42.9% (7.9%) 20.2% 48.0% 51.3% (22.2%) 536.4% 31.6% 71.7% 111.4% 116.2% 11.1% 809.1% (1.6%) 6.6% 6/02/03 Ribapharm Inc ICN Pharmaceuticals Inc Tender 187 19.9% 5.60 6.25 11.6% 10.2% 19.3% 23.7% 8.5% (45.4%) 80.6% 23.0% 33.2% 38.1% 21.0% (39.0%) 101.6% 6.6% 14.8% 2/18/03 Lexent Inc Investor Group Merger 32 49.5% 1.25 1.50 20.0% 37.4% 30.8% 25.3% 4.2% (76.2%) 64.5% 64.8% 56.9% 50.4% 25.1% (71.5%) 97.4% (39.0%) (67.6%) 1/13/03 Next Level Communications Inc Motorola Inc Tender 28 26.0% 1.04 1.18 13.5% 14.4% 22.5% 33.8% 19.0% (66.6%) 79.0% 29.8% 39.0% 51.8% 35.0% (62.1%) 103.1% 7.2% 14.9% 7/30/02 JCC Holding Co Harrah’s Entertainment Inc Merger 50 37.0% 10.54 10.54 0.0% 17.1% 31.0% 60.6% 121.8% 17.1% 1749.1% 17.1% 31.0% 60.6% 121.8% 17.1% 1749.1% 11.5% 11.5% 7/09/02 International Specialty Prods Samuel J Heyman Merger 138 19.0% 10.00 10.30 3.0% 25.8% 44.4% 20.2% 16.2% (10.0%) 78.6% 29.6% 48.7% 23.8% 19.7% (7.3%) 83.9% 12.5% 14.3% 3/18/02 Meemic Holdings Inc ProAssurance Corp Tender 35 18.8% 29.00 29.00 0.0% 11.5% 29.2% 28.1% 26.1% (9.3%) 40.1% 11.5% 29.2% 28.1% 26.1% (9.3%) 40.1% 11.5% 11.5% 3/14/02 Konover Property Trust Inc Investor Group Merger 38 47.9% 1.75 2.10 20.0% 0.0% (1.5%) 7.7% 10.6% (61.1%) 47.1% 20.0% 18.2% 29.2% 32.7% (53.3%) 76.5% 0.0% 3.9% 2/19/02 Travelocity.com Inc Sabre Holdings Corp Tender 491 30.0% 23.00 28.00 21.7% 19.8% 3.7% (3.1%) 10.8% (39.3%) 93.8% 45.8% 26.3% 17.9% 34.9% (26.1%) 135.9% 21.4% 49.5% 10/10/01 TD Waterhouse Group Inc Toronto-Dominion Bank Tender 386 12.0% 9.00 9.50 5.6% 45.2% 41.9% 9.9% (7.2%) (49.8%) 52.5% 53.2% 49.8% 16.1% (2.1%) (47.0%) 61.0% 16.2% 19.0% 10/01/01 NCH Corp Irvin Levy Tender 133 43.0% 47.50 52.50 10.5% 21.2% 14.9% 11.2% (1.2%) (15.6%) 43.9% 34.0% 27.0% 22.9% 9.2% (6.7%) 59.1% 33.6% 53.8% 8/22/01 Homeservices Com Inc MidAmerican Energy Holdings Co Tender 24 16.5% 17.00 17.00 0.0% 38.8% 41.7% 48.6% 45.7% 28.8% 70.0% 38.8% 41.7% 48.6% 45.7% 28.8% 70.0% 27.9% 27.9% 8/21/01 Spectra Physics Inc Thermo Electron Corp Tender 68 20.0% 20.00 17.50 (12.5%) 46.1% 9.2% (1.3%) 3.4% (72.3%) 50.9% 27.8% (4.4%) (13.6%) (9.5%) (75.8%) 32.1% 44.7% 27.0% 8/16/01 Leeds Federal Bankshares Inc Northwest Bancorp, Warren, PA Merger 40 27.3% 32.00 32.00 0.0% 97.5% 94.9% 100.3% 116.9% 87.1% 187.6% 97.5% 94.9% 100.3% 116.9% 87.1% 187.6% 97.0% 97.0% 5/30/01 Bacou USA Inc Bacou SA Merger 147 29.0% 28.50 28.50 0.0% 21.8% 14.6% 12.7% 11.9% 0.4% 58.3% 21.8% 14.6% 12.7% 11.9% 0.4% 58.3% 16.7% 16.7% 5/23/01 Unigraphics Solutions Inc Electronic Data Systems Corp Tender 205 14.0% 27.00 32.50 20.4% 27.1% 44.6% 41.9% 43.9% 9.9% 88.6% 52.9% 74.1% 70.7% 73.2% 32.3% 127.1% 21.8% 42.7% 5/14/01 Agency.com Ltd Seneca Investments LLC Merger 51 34.3% 3.00 3.35 11.7% 46.3% 51.7% 67.3% (5.9%) (88.4%) 159.5% 63.4% 69.4% 86.8% 5.0% (87.0%) 189.7% 468.5% 641.1% 3/26/01 CSFBdirect CSFB Tender 110 18.0% 4.00 6.00 50.0% 60.0% 31.0% 3.4% (7.7%) (74.3%) 60.0% 140.0% 96.5% 55.1% 38.4% (61.4%) 140.0% (23.7%) (55.4%) Mean: 11.3% 29.0% 29.9% 23.7% 18.1% (25.4%) 157.2% 40.7% 41.3% 40.1% 36.3% (14.0%) 189.2% 32.3% 45.1% Median: 8.0% 21.5% 25.8% 17.4% 12.7% (18.9%) 62.2% 32.8% 37.6% 30.1% 25.6% (7.0%) 83.5% 13.2% 17.9% High: 50.0% 97.5% 125.6% 100.3% 121.8% 87.1% 1749.1% 140.0% 96.5% 111.4% 121.8% 87.1% 1749.1% 468.5% 641.1% Low: (12.5%) (7.9%) (6.5%) (25.2%) (51.2%) (88.4%) 20.8% 6.7% (4.4%) (13.6%) (9.5%) (87.0%) 20.8% (39.0%) (67.6%)  Source Celtic Filings, Public Filings, Press Releases, FactSet Note 1. All deals represent completed transactions except for Hearst-Argyle and Cox Radio Morgan Stanley

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTAL MATERIALS Illustrative Valuation Matrix Illustrative Valuation Matrix $MM, except where noted) AV / EBITDA EV / FCF Share Price Equity Value(1) Aggregate Value(1) Prem./Disc. to Current Share Price AV Actual 2008A Actual LTM Assumed NTM EBITDA Actual 2008A Actual LTM Assumed NTM Statistic$1.18$57.5$39.8$38.3$30.0$35.0$40.0$17.1$25.3$15.0$20.0$25.0 $1.00 $71.2 $44.7 (15.3%) (22.3%) 1.1x 1.2x 1.5x 1.3x 1.1x 4.2x 2.8x 4.7x 3.6x 2.8x $1.18 84.0 57.5 0.0% 0.0% 1.4x 1.5x 1.9x 1.6x 1.4x 4.9x 3.3x 5.6x 4.2x 3.4x $1.25 89.0 62.5 5.9% 8.7% 1.6x 1.6x 2.1x 1.8x 1.6x 5.2x 3.5x 5.9x 4.5x 3.6x $1.50 106.9 80.3 27.1% 39.7% 2.0x 2.1x 2.7x 2.3x 2.0x 6.3x 4.2x 7.1x 5.3x 4.3x $1.75 124.7 98.2 48.3% 70.8% 2.5x 2.6x 3.3x 2.8x 2.5x 7.3x 4.9x 8.3x 6.2x 5.0x $2.00 142.6 116.1 69.5% 101.8% 2.9x 3.0x 3.9x 3.3x 2.9x 8.3x 5.6x 9.5x 7.1x 5.7x $2.25 160.6 134.0 90.7% 133.1% 3.4x 3.5x 4.5x 3.8x 3.4x 9.4x 6.3x 10.7x 8.0x 6.4x $2.50 178.5 152.0 111.9% 164.3% 3.8x 4.0x 5.1x 4.3x 3.8x 10.4x 7.1x 11.9x 8.9 x 7.1x $2.75 196.5 170.0 133.1% 195.6% 4.3x 4.4x 5.7x 4.9x 4.2x 11.5x 7.8x 13.1x 9.8x 7.9x $3.00 214.5 188.0 154.2% 226.9% 4.7x 4.9x 6.3x 5.4x 4.7x 12.6x 8.5x 14.3x1  Note 1. Assumes 71.2MM shares outstanding, $22.0MM debt and $48.6MM cash as of 3/31/09 Morgan Stanley

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic Appendix B Celtic Executive Compensation Review Morgan Stanley

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic CELTIC EXECUTIVE COMPENSATION REVIEW Celtic Executive Compensation Overview Celtic Compensation Summary Executive Compensation • Consists of the following:  − Base salary  − Annual performance-based cash bonus  − Stock options  − Severance / change of control arrangements  − Health and other benefits Change of Control  • Change of control triggers likely tripped in 2007 Stock Plan, requiring Celtic to either cash out in-the-money options or accelerate all options and require that they be exercised immediately Executive Bonus Plan (to be voted on 5/26/2009 shareholder meeting) • Permits the Compensation Committee to make cash awards to executives that qualify as "performance-based" compensation under Section 162(m) of the Code  • Total expected 2009 maximum target awards for executive officers is $1.8MM (6 executive officers) and other employees is $1.1MM (14 other employees, including officers who are not executive officers) Source Celtic 2009 Proxy dated 4/10/09 Note 1. Percentage of ownership based on 71,228,328 shares of common stock outstanding on 4/1/09 Summary of Beneficial Ownership Beneficial Owner No. of Shares Beneficially Owned % Owned (1) Directors and Executive Officers Directors and Executive Officers Ofer Gneezy 1,587,903 2.22% Gordon J. VanderBrug 709,352< 1%  Charles N. Corfield 616,509< 1% W. Frank King 162,355< 1% Robert H. Brumley 99,994< 1% Joost Farwerck 0< 1% Eelco Blok 0< 1% Richard G. Tennant 194,849< 1% Paul H. Floyd 239,124< 1% Edwin van Ierland 26,250< 1% Mark S. Flynn 55,161< 1% Total 3,691,497 5.09% Source Celtic 2009 Proxy dated 4/10/09 Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

CELTIC EXECUTIVE COMPENSATION REVIEW

Executive Officer Summary Compensation Table

Compensation includes salary, bonus, options, benefits and non-equity incentive compensation

- Base salaries increased in 2008 between 20 – 40% to raise executive compensation to the 25th percentile of the Primary Peer Group Composite
  - Peer Group as defined in the proxy comprises 10 publicly traded firms with similar products/services and revenues [5]
- Annual incentive awards are made in cash and based on EBITDA and cash-flow targets
- Long-term incentive awards historically have been issued in the form of stock options
  - Generally vest quarterly over a four-year period

Summary Compensation Table

($ in 000's)

Name and Principal Position	Year	Salary	Cash Bonus [1]	Option Awards [2]	Non-equity Incentive Plan Compensation [3]	Other Compensation	Total
Ofer Gneezy (President & CEO)	2008	$490		$73	$282	$7	$851
	2007	350	97	111	135	5	698
	2006	208		60	132	4	405
Gordon J. VanderBrug (EVP)	2008	$360		$61	$207	$7	$634
	2007	300	83	111	106	5	605
	2006	187		60	119	4	371
Paul H. Floyd (SVP, Global Products)	2008	$275		$87	$120	$7	$489
	2007	225	66	39	100	5	435
	2006	185		48	112	4	350
Richard G. Tennant (CFO)	2008	$313		$87	$131	$7	$538
	2007	250	66	39	77	5	437
	2006	185		48	112	4	350
Mark S. Flynn (Chief Legal Officer) [4]	2008	$288		$101	$94	$7	$489
	2007	220	43	77	56	75	472

Source Celtic 2009 Proxy dated 4/10/09

Notes
1. Represents cash bonus amounts paid in respect of performance for the three quarters ended 9/30/07
2. Represents the proportionate amount of the total fair value of option awards recognized by us as an expense in 2008, 2007 or 2006 for financial accounting purposes including the period prior to the closing of the KPN Transaction. For Mr. Gneezy and Dr. VanderBrug, the amount related to option awards includes $79,017 each of stock-based compensation expense in 2007 for the accelerated vesting of options upon the closing of the KPN Transaction
3. In the case of 2007 amounts, reflects the actual amounts paid as cash bonuses during 2007 for the first three quarters of 2007, and during 2008 for the quarter ended 12/31/07 and the transaction synergy incentive bonuses tied to the achievement of synergies from the completion of the KPN transaction
4. Mr. Flynn commenced employment with us on 2/12/07; Other income includes $70,000 in relocation expenses.
5. Peer Group comprises Akamai Technologies, Earthlink, Global Crossing, IDT Corp., Paetec Holding Corp., RCN Corp., Savvis, Time Warner Telecom, Vonage Holdings Corp. and Windstream Corp

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CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic CELTIC EXECUTIVE COMPENSATION REVIEW Outstanding Equity Awards Grants of stock options outstanding (vested and unvested) as of 12/31/08 •No options to purchase shares of the Company’s common stock were exercised by the named executive officers during the fiscal year ended 12/31/08 except that on 2/25/08, Mr. Gneezy exercised an option to purchase 38,376 shares of Common Stock at an exercise price of $2.29 per share –The value realized by Mr. Gneezy upon the exercise of this stock option was $73,947 Outstanding Equity Awards Option Awards Name No. of Securities Underlying Unexercised Options (#) Exercisable Unexercisable Option Exercise Price($) Option Expiration Date Name Option Awards No. of Securities Underlying Unexercised Options (#) Exercisable Unexercisable Option Exercise Price($) Option Expiration Date  Ofer Gneezy 19,188 0 $30.96 05/25/10  23,984 0 1.50 11/15/11  15,518 0 1.83 08/11/13 42,045 0 2.21 08/11/13 1,198 0 4.42 09/14/14 17,990 0 4.90 09/14/14 38,376 0 4.54 03/29/16  22,500 97,500 4.51 02/26/18 Richard G. Tennant 53,966 0 $1.50 11/15/11 17,988 0 3.54 11/15/11 32,981 0 2.21 08/11/13 14,989 0 1.83 08/11/13 1,198 0 4.42 09/14/14 14,391 3,599 4.90 09/14/14 10,493 13,492 4.54 03/29/16 13,125 56,875 4.51 02/26/18 Gordon J. VanderBrug 28,782 0 $2.29 12/03/08 14,390 0 28.14 05/25/10 23,984 0 1.50 11/15/11 17,988 0 1.83 08/11/13 39,575 0 2.21 08/11/13 17,990 0 4.90 09/14/14 1,198 0 4.42 09/14/14 38,376 0 4.54 03/29/16 18,750 81,250 4.51 02/26/18 Mark S. Flynn 13,492 48,727 $6.78 02/15/17 4,688 20,312 4.51 02/26/18 Paul H. Floyd 28,782 0 $1.50 11/15/11 83,947 0 2.58 06/24/13 32,981 0 2.21 08/11/13 14,989 0 1.83 08/11/13 1,198 0 4.42 09/14/14 14,391 3,599 4.90 09/14/14 10,493 13,492 4.54 03/29/16 13,125 56,875 4.51 02/26/18 Source Celtic 2009 Proxy dated 4/10/09 Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

CELTIC EXECUTIVE COMPENSATION REVIEW

Severance and Change of Control Arrangements

- Definition of Acquisition or Change of Control for Employment Agreements and Offer Letters
  - Acquisition defined as a transaction in which (i) more than 50% of the voting power of outstanding shares transferred to a person or persons who did not hold the shares beforehand or (ii) the sale, transfer or disposition of all or substantially all of the company's assets to one or more persons in a single or series of related transactions
  - Change of control defined as (i) a person or group of persons acquires beneficial ownership of securities possessing more than 50% of combined vote as a part of a tender or exchange offer made directly to shareholders or (ii) over a period of 36 months or fewer, a majority of board of directors by one or more proxy contests (a) ceases to be composed of individuals who have been members of the board prior to the period or (b) have been elected or nominated for election as members of the board during such period by at least a majority of the board who were still in office at the time such election or nomination was approved by the board

Severance and Change of Control Arrangements

- Mr. Gneezy and Dr. VanderBrug:
  - In the event of termination by Celtic without cause or by the executive for good reason, the executive is entitled to 12 months base salary continuation (which is mitigated dollar for dollar in the event the executive begins new employment) and 12 months of health insurance continuation
  - In the event of an acquisition or change in control, the executives' options and restricted shares, if any, automatically become fully vested immediately prior to the event, and each option remains exercisable until the expiration of the option or until it sooner terminates in accordance with its terms
  - "Good reason" is defined as "(i) failure of the Employer to continue to employ the Employee as [Job Title] of the Employer; or (ii) material diminution of the Employee's responsibilities, duties or authorities as President and Chief Executive Officer of the Employer, or assignment to the Employee of any responsibilities or duties inconsistent with such positions; or (iii) failure of the Employer to pay and provide to the Employee the compensation provided for herein; or (iv) requiring the Employee to be permanently based anywhere other than the principal executive offices of the Employer (excluding business-related travel to an extent reasonably consistent with past practice)" (3)
  - "Good reason" also includes (1) a material diminution in the employee's base compensation (including base salary and target annual incentive opportunity); (2) a material diminution in the employee's authority, duties or responsibilities; (3) a relocation of the Corporation's principal office, or the employee's office as assigned by the Corporation if at another location, to a location that is more than 50 miles from the current location of such office; or (4) any other action or inaction that constitutes a material breach of the terms of the applicable agreement.
- Messrs. Floyd, Tennant and Flynn
  - If the executive is terminated without cause or resigns for good reason (as defined in the employment agreements set forth above) within 6 months of an acquisition or a change in control, the executive is entitled to 9 months of base salary continuation

Summary Payments Assuming Termination

($ in 000's)

Officer	Severance Payable Upon a Termination Without Cause or For Good Reason: Cash Severance	Severance Payable Upon a Termination Without Cause or For Good Reason: Health Insurance Benefits	Total (1)(2)
Ofer Gneezy	$490	$18	$508
Gordon J. VanderBrug	360	18	378

Summary Payments Assuming Termination following a Change in Control

($ in 000's)

Officer	Severance Payable Upon a Termination Without Cause or For Good Reason Following a Change in Control	Total (1)(2)
Paul H. Floyd	$206	$215
Richard G. Tennant	235	243
Mark S. Flynn	250	250

Notes
1. All information from Celtic 2009 Proxy dated 4/10/09; Assumes termination as of 12/31/08
2. The exercise price of all outstanding unvested stock options was greater than the price of the Company's stock ($1.41 per share) on 12/31/08
3. Both Mr. Gneezy and Dr. VanderBrug have the same definition of "good reason" in their respective employment agreements, except for their title

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CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic CELTIC EXECUTIVE COMPENSATION REVIEW Severance and Change of Control Arrangements (cont’d) 2007 Stock Plan Change of Control  Definition  • Includes a going private transaction (i.e., any transaction in which Celtic ceases to be a public reporting company) Considerations  • In a going private transaction the company will likely have to either cash out the in-the-money options or immediately accelerate all options and require that they be exercised (if at all) prior to closing of the transaction  Source Celtic 8K Filing dated 10/3/07 (Exhibit 10.1) Morgan Stanley

CONFIDENTIAL WORKING DRAFT –FOR DISCUSSION PURPOSES ONLY Project Celtic CELTIC EXECUTIVE COMPENSATION REVIEW Severance and Change of Control Arrangements (cont’d) Executive Bonus Plan Change of Control Definition  • Change in Control is defined as a transaction in which any one person, entity or group acquires  − (i) stock in the Company that, together with the stock in the Company already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company or   − (ii) more than eighty percent of the assets of the Company; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company or more than 50% of the assets of the Company, the acquisition of additional stock or assets by the same person, entity or group shall not be deemed to be a Change in Control. The definition of Change in Control shall be interpreted, to the extent applicable, to comply with Section 409A(a)(2)(A)(v) of the Code.  • Awards may specify that they are payable upon a change in control at the target amount  • Plan to be approved at the 5/26/2009 shareholder meeting Morgan Stanley